Exhibit 10.11

AMENDMENT NO. 1 TO HUB REFINED PRODUCTS AGREEMENT

THIS AMENDMENT NO. 1 to the HUB REFINED PRODUCTS AGREEMENT (hereinafter “Amendment No. 1”) is entered into as of the 18th day of November, 2020 (hereinafter “Effective Date”) between Traxys North America LLC (“Traxys”), a limited liability company formed under the laws of the State of Delaware, and Li-Cycle Corp., (“Li-Cycle”) an Ontario, Canada Corporation.

WHEREAS, Li-Cycle and Traxys are parties to the Hub Refined Products Agreement dated September 24, 2020; and

WHEREAS, Li-Cycle and Traxys have agreed to amend the Hub Refined Products Agreement to update the basic terms of its Duration in Article 2.3.

NOW, THEREFORE, the parties hereto, in consideration of the covenants set forth herein, agree as follows:

A.	The original Article 2.3 shall be deleted in its entirety and replaced by the following new terms:

“Unless otherwise mutually agreed, this agreement shall terminate unless at least one of the following conditions is met:

1.	Li-Cycle becomes a publicly traded company by December 31, 2021.

2.	Li-Cycle, or any of its subsidiaries, affiliates or related companies, secures committed capital of at least USD 125mm in debt or equity or otherwise, by December 31, 2021.

3.	Li Cycle has committed sales agreements for at least 25% of the Rochester Hub’s expected output during the Hub’s first year of commercial production of either Li Carbonate or Ni Sulfate or Co Sulfate.

Should none of the preceding three conditions be met, prior to termination of this marketing agreement, Buyer and Seller shall endeavour to enter into another contract with similar terms to the ones contained herein and grants Traxys exclusivity through July 31st 2022 (the “Exclusivity Period”). During the Exclusivity Period, Li-Cycle shall not enter into parallel discussions or negotiations with regards to the subject matters of this Agreement with any other commodities merchants or trading firms or customers.”

B.	Except as otherwise expressly provided herein, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment No.1 under the hands of their proper officers duly authorized in that behalf.

Li-Cycle Corp.

By:
Name:	Ajay Kochhar
Title:	President and CEO
Date:	November 18th, 2020

TRAXYS NORTH AMERICA LLC

By:
Name:	Kevin P. Smith
Title:	MD
Date:	November 19, 2020